Gregory C. Gibbs

Limited Power of Attorney

Know all by these presents, that the undersigned hereby makes, constitutes, and appoints each of Anthony Gaeta, Jr., Todd H. Eveson, Stuart M. Rigot, and Jonathan A. Greene, each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

1)      Prepare, execute, acknowledge, deliver, and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of ECB Bancorp, Inc., a North Carolina corporation (the “Company”), required to be filed with the United States Securities and Exchange Commission, any national securities exchanges, and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”), and any prior actions taken with respect thereto are hereby ratified and confirmed;

2)      Seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes and approves any such release of information;

3)      Perform any all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

1)      this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

2)      any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

3)      such attorneys-in-fact do not assume (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

4)      this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of March, 2012.

/s/ Gregory C. Gibbs
Signature

Gregory C. Gibbs
Print Name

STATE OF North Carolina

COUNTY OF DARE

On this 20th day of March, 2012, Gregory C. Gibbs personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREFORE, I have hereunto set my hand and official seal.

/s/ Linda C. Jones
Notary Public

My Commission Expires: April 3, 2016